Exhibit 24

POWER OF ATTORNEY


	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Michael G. Kimelman, Thomas L. Kempner, Stephen F. Hiu, and Patrick F. Monahan and each of them acting individually, with full power of substitution to file one or more amendments, including post-effective amendments, to this registration statement, which amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Michael G. Kimelman, Thomas L. Kempner, Stephen F. Hiu and Patrick F. Monahan and each of them acting individually, with full power of substitution, as attorney-in-fact to execute his name and on his behalf to file any such amendments to this registration statement.


Signature                    Title                          Date
________________________     __________________________     _______________


/s/ Michael G. Kimelman	     Chairman of the Board          January 9, 2002
________________________     of Directors
Michael G. Kimelman


/s/ Thomas L. Kempner        Vice Chairman of the           January 9, 2002
________________________     Board of Directors
Thomas L. Kempner


/s/ Stephen F. Hiu           Director, President and        January 9, 2002
________________________     Treasurer
Stephen F. Hiu


/s/ Joseph C. Abeles         Director                       January 9, 2002
________________________
Joseph C. Abeles


/s/ John A. Cenerazzo        Director                       January 9, 2002
________________________
John A. Cenerazzo


/s/ Sidney R. Knafel         Director                       January 9, 2002
________________________
Sidney R. Knafel


/s/ Patrick F. Monahan       Director and Secretary         January 9, 2002
________________________
Patrick F. Monahan